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                                                                [EXECUTION COPY]


                                                                  EXHIBIT 10.4

                                             MASTER FINANCING AGREEMENT



                                         Dated as of September 4, 1997


Between:

BEAR STEARNS MORTGAGE CAPITAL CORPORATION

and

CITYSCAPE CORP.


1.       APPLICABILITY

         From time to time the parties hereto may enter into transactions in which Cityscape Corp. ("Borrower") agrees to pledge to Bear Stearns Mortgage Capital Corporation ("Lender") Mortgage Loans (as defined herein) against the transfer of funds by Lender, with a simultaneous agreement by Lender to release to Borrower such Mortgage Loans at a date certain or on demand, against the transfer of funds by Borrower. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, as the same shall be amended from time to time.

2.       DEFINITIONS

         (a) "A Quality Mortgage Loan", a Mortgage Loan that in Lender's reasonable business judgment would be considered to be of "A quality" as contemplated by the Borrower's Underwriting Guidelines;

         (b) "Act of Insolvency", with respect to either Lender or Borrower, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective
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decree under the provisions of the Securities Investor Protection Act of 1970,
which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due;

         (c) "Additional Financed Mortgage Loans", Mortgage Loans pledged by Borrower to Lender pursuant to Paragraph 4(a) hereof;

         (d) "Advance Amount", (i) on any Advance Date, the amount advanced by Lender to Borrower with respect to Financed Mortgage Loans that are pledged by Borrower to Lender hereunder on such Advance Date (which in no event shall be greater than par), and (ii) thereafter, such amount decreased by the amount of any cash transferred by Borrower to Lender pursuant to Paragraph 4(a) hereof;

         (e) "Advance Date", the date with respect to each Transaction on which Financed Mortgage Loans are pledged by Borrower to Lender hereunder;

         (f) "B Quality Mortgage Loan", a Mortgage Loan that in Lender's reasonable business judgment would be considered to be of "B quality" as contemplated by the Borrower's Underwriting Guidelines;

         (g) "Borrower's Underwriting Guidelines", the underwriting guidelines of Borrower for Mortgage Loans in the form most recently approved in writing by Lender.

         (h) "Business Day", any day other than a Saturday, Sunday and any day on which banks located in the State of New York are authorized or required to close for business;

         (i) "C Quality Mortgage Loan", a Mortgage Loan that in Lender's reasonable business judgment would be considered to be of "C quality" as contemplated by the Borrower's Underwriting Guidelines;

         (j) "Conventional Mortgage Loan", a Mortgage Loan which is not a Title I Mortgage Loan;

         (k) "Custodian", the custodian named in the Custody Agreement and any permitted successor thereto;

         (l) "Custody Agreement", the Custody Agreement among

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Lender, Borrower and the Custodian providing for the custody of records relating to the Financed Mortgage Loans;

         (m) "FHA", The Federal Housing Administration of HUD and any successor thereto;

         (n) "FHA Insurance", with respect to the Title I Mortgage Loans, the mortgage insurance provided by the FHA pursuant to Title I of the National Housing Act of 1934, as amended;

         (o) "FHA Regulations", the rules, regulations and procedures promulgated by HUD under the National Housing Act of 1934, as amended, relating to Title I property improvement loans and loans pertaining to manufactured homes and related real property, currently found at 24 C.F.R. Parts 201 and 202, together with the "TI Letters" and HUD Handbook 4700.2, as the same may be amended or supplemented from time to time; provided that with respect to the origination or servicing of a Title I Mortgage Loan, such rules and regulations that were in effect at the time the relevant origination or servicing actions occurred;

         (p) "Financed Mortgage Loans", the Mortgage Loans pledged by Borrower to Lender in a Transaction hereunder, and any Mortgage Loans substituted therefor in accordance with Paragraph 9 hereof, which, in each case, have not been redeemed by Borrower. The term "Financed Mortgage Loans" with respect to any Transaction at any time also shall include Additional Financed Mortgage Loans delivered pursuant to Paragraph 4(a);

         (q) "Financing Rate", the per annum percentage rate for determination of the Interest, which rate shall be 125 basis points in excess of the overnight LIBOR as posted on page 4833 of Telerate as of 9:00 am New York City time (or such other source as is mutually agreeable to the parties), adjusted on each date such rate is published;

         (r)  "FNMA", the Federal National Mortgage Association;

         (s) "Greenwich Facility", a loan agreement (whether oral or written) between Greenwich Capital Markets, Inc., or any affiliate thereof, and Borrower providing for the extension of credit by Greenwich Capital Markets, Inc., or any such affiliate, to Borrower in such form as may be agreed upon by such parties from time to time;

         (t) "HEL", a home equity loan consisting of a Mortgage Note secured by a Mortgage;

         (u) "HIL", a home improvement loan consisting of a Mortgage Note secured by a Mortgage;


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         (v) "HUD", the Department of Housing and Urban Development;

         (w) "Income", with respect to any Mortgage Loan at any time, any principal thereof then due and payable and all payments of interest and other distributions thereon or proceeds thereof then due and payable;

         (x) "Interest", with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Financing Rate for such Transaction to the Advance Amount for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Advance Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Interest previously paid by Borrower to Lender with respect to such Transaction);

         (y) "Lender's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage, agreed to by Lender and Borrower prior to entering into the Transaction and specified in the related Request/Confirmation as the "Minimum Required Margin Percentage", to the Payoff Amount for such Transaction as of such date;

         (z) "LIBOR", the London Interbank Offered Rate quotation for Eurodollar deposits;

         (aa) "Loan Schedule", a schedule of Mortgage Loans identifying each Mortgage Loan by Borrower's loan number, Mortgagor's name and address (including the state and zip code) of the mortgaged property, whether such Mortgage Loan is secured by a first or junior lien (specifying the priority of such junior lien) on the related Mortgaged Property, the loan-to-value ratio if such Mortgage Loan is a HEL, the outstanding principal amount as of a specified date, the initial interest rate borne by such Mortgage Loan, the original principal balance thereof, the current scheduled monthly payment of principal and interest, the maturity of the related Mortgage Note, the property type, the occupancy status, the appraised value if such Mortgage Loan is a HEL having an original principal balance in excess of $10,000, the original term to maturity, whether the Mortgage Loan is a HEL or a HIL, whether the Mortgage Loan is an A Quality Mortgage Loan, a B Quality Mortgage Loan or a C Quality Mortgage Loan, whether the Mortgage Loan is a Title I Mortgage Loan or a Conventional Mortgage Loan and whether or not the Mortgage Loan (including the related Mortgage Note) has been modified; provided, however, that the items of information set forth on the Loan Schedule may be expanded or contracted by mutual agreement of Lender and Borrower; and provided further, however, that the

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appraised value for any HEL may be determined from a real estate broker's price opinion or a drive-by appraisal;

         (bb)  "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

         (cc) "Market Value", with respect to any Mortgage Loans as of any date, the fair market value of such Mortgage Loans on such date as reasonably determined in good faith by Lender in accordance with its current practices for determining the fair market value of similar residential loans from time to time and at such times as it may elect in its sole discretion; provided, however, that a Market Value of zero shall be assigned to (i) any Mortgage Loan that has been delinquent for at least eighty-nine (89) days, (ii) any Mortgage Loan that has been subject to this Agreement for more than one hundred and eighty (180) days in aggregate or (iii) any Mortgage Loan with respect to which there is an uncured breach of a representation or warranty made by Borrower in this Agreement or the Custody Agreement that materially adversely affects Lender's interests hereunder;

         (dd) "Maturity Date", with respect to all amounts advanced by Lender hereunder, the earlier of (i) any date on which such amounts become due pursuant to the terms hereof, (ii) the termination of the Greenwich Facility, (iii) one year from the date hereof and (iv) a date specified by Lender, in its sole discretion and without cause, occurring not earlier than thirty (30) days after notice of such discretionary termination is provided by Lender to Borrower; provided, however, that this Agreement and any Transaction outstanding hereunder may be extended by mutual agreement of Lender and Borrower; and provided further, however, that no such party shall be obligated to agree to such an extension;

         (ee) "Maximum Advance Amount", the maximum aggregate Advance Amounts permitted to be outstanding hereunder at any time, which amount shall be $300,000,000;

         (ff) "Mortgage", the mortgage, deed of trust or other instrument creating a first or junior lien on an estate in fee simple interest in real property securing a Mortgage Note;

         (gg) "Mortgage File", the meaning specified in the Custody Agreement;

         (hh) "Mortgage Loan", a HEL or a HIL, as applicable;

         (ii) "Mortgage Note", the Mortgage Note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan;


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         (jj) "Mortgaged Property", the property (real, personal or mixed)
encumbered by the Mortgage which secures the Mortgage Note evidencing a secured Mortgage Loan;

         (kk)  "Mortgagor", the obligor on a Mortgage Note;

         (ll) "Note", the notes of the Borrower, substantially in the form of Exhibit D hereto, evidencing its obligations to pay amounts due hereunder;

         (mm) "Payoff Amount", the redemption amount at which Financed Mortgage Loans are to be released by Lender to Borrower upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Advance Amount and the Interest as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;

         (nn) "Payoff Date", with respect to any Transaction the date on which Borrower is to redeem the Financed Mortgage Loans from Lender, including any date determined by application of the provisions of Paragraphs 3(e) or 11 hereof;

         (oo) "Prime Rate", the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;

         (pp) "Replacement Mortgage Loans", the meaning specified in Paragraph 11(e)(ii) hereof;

         (qq) "Request/Confirmation", the request and confirmation substantially in the form of Exhibit A hereto delivered pursuant to Paragraph 3 hereof;

         (rr) "Title I Mortgage Loan", a Mortgage Loan that has been or will be registered by FHA for FHA Insurance under the Title I Program;

         (ss) "Title I Program", the mortgage insurance program authorized pursuant to the National Housing Act of 1934, as amended; and

         (tt) "Trust Receipt", as defined in the Custody Agreement.

3.       INITIATION; REQUEST/CONFIRMATION; TERMINATION; TRANSACTIONS OPTIONAL

         (a) Any agreement to enter into a Transaction shall be made in writing at the initiation of Borrower. In the event that Borrower desires to enter into a Transaction hereunder, Borrower

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shall deliver to Lender prior to 5:00 p.m., New York City time, on the Business
Day prior to the proposed Advance Date, a Request/Confirmation complete in every respect except for any terms to be completed by Lender and the signature of an authorized representative of Lender. Lender shall, upon its receipt and approval thereof, promptly execute and return the signed Request/Confirmation to Borrower.

         (b) The Request/Confirmation shall describe the Financed Mortgage Loans in a manner reasonably satisfactory to Lender (which may be by attaching a Loan Schedule thereto), identify Lender and Borrower and set forth (i) the Advance Date, (ii) the Advance Amount, (iii) the Payoff Date, unless the Transaction is to be terminable on demand, (iv) the Financing Rate or Payoff Amount applicable to the Transaction, and (v) any additional terms or conditions of the Transaction mutually agreeable to Lender and Borrower.

         (c) Each Request/Confirmation shall be binding upon the parties hereto unless written notice of objection is given by the objecting party to the other party within one (1) Business Day after Lender has delivered the completed Request/Confirmation to Borrower.

         (d) In the event of any conflict between the terms of a Request/Confirmation and this Agreement, such Request/Confirmation shall prevail.

         (e) In the case of Transactions terminable upon demand, such demand shall be made by Lender or Borrower, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the Business Day immediately preceding the day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by redemption by Borrower or its agent from Lender of the Financed Mortgage Loans and any Income in respect thereof received by Lender (and not previously credited or transferred to, or applied to the obligations of, Borrower hereunder) against the transfer of the Payoff Amount to an account of Lender.

         (f) Notwithstanding any provision of this Agreement or the Custody Agreement to the contrary, the initiation of each Transaction is subject to the approval of Lender in its sole discretion. Lender may, in its sole discretion, reject any Mortgage Loan from inclusion in a Transaction hereunder for any reason.

4.       MARGIN MAINTENANCE


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         (a) If at any time the aggregate Market Value of all Financed Mortgage
Loans subject to all Transactions hereunder is less than the aggregate Lender's Margin Amount for all such Transactions (a "Margin Deficit"), then Lender may by notice to Borrower require Borrower in such Transactions, at Borrower's option, to transfer to Lender cash or pledge additional Mortgage Loans reasonably acceptable to Lender ("Additional Financed Mortgage Loans"), so that the cash and aggregate Market Value of the Financed Mortgage Loans, including any such Additional Financed Mortgage Loans, will thereupon equal or exceed such aggregate Lender's Margin Amount. After the date of any transfer or pledge pursuant to the first sentence of this Paragraph 4(a), Borrower may from time to time by notice require the Lender to return any such transferred cash or release Additional Financed Mortgage Loans to Borrower; provided that Lender shall have no obligation to return any such transferred cash or release Additional Financed Mortgage Loans to the extent that a Margin Deficit would result therefrom.

         (b) If the notice to be given by Lender to Borrower under subparagraph
(a) above is given at or prior to 10:00 a.m. New York city time on a Business Day, Borrower shall transfer cash or pledge Additional Financed Mortgage Loans to Lender prior to the close of business in New York City on the date of such notice, and if such notice is given after 10:00 a.m. New York City time, Borrower shall transfer cash or pledge Additional Financed Mortgage Loans prior to the close of business in New York City on the Business Day following the date of such notice.

         (c) Any cash transferred pursuant to this Paragraph shall reduce the Advance Amount of the related Transaction in accordance with the definition of Advance Amount.

5.       INCOME PAYMENTS

         Where a particular Transaction's term extends over an Income payment date on the Mortgage Loans subject to that Transaction, all Income, whether in cash or in kind, made on or with respect to the Financed Mortgage Loans shall, unless otherwise mutually agreed by Lender and Borrower and so long as an Event of Default on the part of Borrower shall not have occurred and be continuing, be paid directly to Borrower by the related Mortgagor. Lender shall not be obligated to take any action pursuant to the preceding sentence to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Borrower transfers to Lender, at Lender's option, cash or pledges Additional Financed Mortgage Loans sufficient to eliminate such Margin Deficit. All Income received by Borrower will be held in trust for the benefit of

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Lender and upon the request of Lender, after the occurrence and during the continuation of an Event of Default, will be paid to Lender in order to retire a portion of the outstanding indebtedness of Borrower to Lender hereunder.

6.       SECURITY INTEREST

         The parties intend that all Transactions hereunder be financings and not purchases and sales. Accordingly Borrower pledges to Lender as security for the performance by Borrower of its obligations under each such Transaction, and grants to Lender a security interest in, all of the Financed Mortgage Loans with respect to all Transactions hereunder and all proceeds thereof. Borrower shall pay all reasonable fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements under the Uniform Commercial Code and recording assignments of mortgage as and when required by Lender in its sole discretion.

7.       PAYMENT; PLEDGE AND RELEASE

         Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Mortgage Loans pledged or released by one party hereto to the other party shall be pledged or released by notice to the Custodian to the effect that the Custodian is now holding for the benefit of the other party the related documents and assignment forms delivered to it under the Custody Agreement.

8.       SEGREGATION OF DOCUMENTS RELATING TO FINANCED MORTGAGE LOANS

         All documents relating to Financed Mortgage Loans in the possession of Borrower shall be segregated on its books and records from other documents and securities in its possession and shall be identified as being subject to this Agreement. Nothing in this Agreement shall preclude Lender from engaging in repurchase transactions with the Financed Mortgage Loans or otherwise pledging or hypothecating the Financed Mortgage Loans, but no such transaction shall relieve Lender of its obligations to release Financed Mortgage Loans to Borrower pursuant to the terms hereof and no such transaction shall have a maturity date later than the Payoff Date unless such transaction permits the substitution of collateral.

         Lender hereby grants to Borrower the right to perform in Lender's stead under any repurchase, reverse repurchase, loan or similar transaction in which Lender has pledged the Mortgage Loans, in the event that Lender has defaulted on its obligations to repurchase, redeem or accept redelivery of such Mortgage Loans in conformity with the terms of any such transaction and so long

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as an Event of Default under this Agreement by Borrower shall not have occurred and be continuing. Lender further acknowledges that each Mortgage Loan identified on a Loan Schedule and included in a Transaction hereunder is unique and identifiable on the date of the related Transaction and that an award of money damages would be insufficient to compensate Borrower for the losses and damages incurred by Borrower in the event of Lender's failure to pledge and deliver the Mortgage Loans as provided in Paragraphs 3(e) or 11 hereof, and that, in addition to all legal and equitable relief hereunder, Borrower may seek injunctive relief relating to its rights hereunder.

9.       SUBSTITUTION

         Borrower may, subject to agreement with and acceptance by Lender, substitute other Mortgage Loans for any Financed Mortgage Loans. Such substitution shall be made by the pledge to Lender of such other Mortgage Loans and the pledge to Borrower of such Financed Mortgage Loans. After substitution, the substituted Mortgage Loans shall be deemed to be Financed Mortgage Loans and the Mortgage Loans for which such Financed Mortgage Loans were substituted shall be released by Lender to Borrower.

10.      REPRESENTATIONS, WARRANTIES AND COVENANTS

         (a) Lender and Borrower each represents and warrants, and shall on and as of the Advance Date of any Transaction be deemed to represent and warrant, to the other that:

                  (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;

                  (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

                  (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal);

                  (iv) no authorization of any governmental body is required in connection with the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder and with respect to such Transaction, other than any such authorization (a) that has been obtained and remains in full force and effect or (b) the failure of which to obtain (I) would not, singly or in the aggregate,

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         have a material adverse effect on its ability to perform its obligations hereunder and with respect to each Transaction and (II) would not give rise to liability on the part of the other party hereto;

                  (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected other than any ordinance, law or rule, the violation of which would not have a material adverse effect on its ability to perform its obligations hereunder and with respect to each Transaction and would not give rise to liability on the part of the other party hereto.

         (b) Borrower represents and warrants to Lender, and shall on and as of the Advance Date of any Transaction be deemed to represent and warrant, as follows:

              (i) The documents disclosed by Borrower to Lender pursuant to this Agreement are either original documents or genuine and true copies thereof;

             (ii) Borrower is a separate and independent corporate entity from the Custodian, Borrower does not own a controlling interest in the Custodian either directly or through affiliates and no director or officer of Borrower is also a director or officer of the Custodian;

            (iii) None of the Advance Amount for any Mortgage Loan will be used either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, and Borrower has not taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board;

             (iv) Each Mortgage Loan was underwritten in accordance with the written underwriting standards of Borrower most recently furnished by Borrower to Lender, and no material change to such underwriting standards has occurred since the date of the last written revision to such standards was furnished to Lender by Borrower;

              (v) Borrower shall be at the time it pledges to Lender any Mortgage Loans for any Transaction the legal and beneficial owner of such Mortgage Loans, free of any lien, security interest, option or encumbrance;

             (vi) Borrower used no selection procedures that

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         identified the Mortgage Loans relating to a Transaction as being less desirable or valuable than other comparable assets in Borrower's portfolio on the related Advance Date;

                  (vii) Each Mortgage Loan is a B Quality Mortgage Loan or a C Quality Mortgage Loan; and

                  (viii) No Mortgage Loan had a loan-to-value ratio, determined as of the date of origination, in excess of 95%.

         (c) Borrower makes the representations and warranties set forth at Exhibit B with respect to the Mortgage Loans as of the related Advance Date.

         (d) Borrower covenants with Lender, from and after the date hereof, as follows:

                  (i) Borrower shall immediately notify Lender if an Event of Default with respect to Borrower shall have occurred;

                  (ii) Borrower shall deliver to Lender a current Loan Schedule with respect to all Mortgage Loans subject to this Agreement with such frequency as Lender may reasonably require;

                  (iii) No Mortgage Loan shall be subject to this Agreement for more than one hundred and eighty (180) days in aggregate;

                  (iv) No more than an aggregate amount equal to $75,000,000 of the amounts ever advanced by Lender to Borrower hereunder shall be secured by Mortgage Loans that were (1) previously subject to the Greenwich Facility or (2) originated prior to July 31, 1997;

                  (v) All Mortgage Loans pledged to Lender hereunder that were originated prior to the date of this Agreement shall either be (1) included in the first securitization of assets sponsored by Borrower or any of its affiliates occurring after the date of this Agreement or (2) assigned a Market Value of zero by Lender for purposes of this Agreement;

                  (vi) Except with respect to the Mortgage Loans referred to in clause (v) above, any Mortgage Loan pledged by Borrower to Lender hereunder shall have been originated after the date of this Agreement;

                  (vii) Borrower will pay and discharge or cause to be paid

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         and discharged all taxes, levies, liens and other charges on its assets and on the collateral pledged hereunder which, in each case, in any manner would create any lien or charge upon such collateral;

                  (viii) Borrower will provide to Lender a true and correct copy of the written Greenwich Facility (and each amendment and supplement thereto from time to time during the effectiveness of this Agreement) promptly upon the execution thereof by the parties thereto; and

                  (ix) All financial covenants made by Borrower under the Greenwich Facility (as the same shall be amended or modified from time to time) are true and correct and are made to Lender as through fully set forth herein.

         (e) Lender covenants with Borrower, from and after the date hereof, to notify Borrower if an Event of Default with respect to Lender shall have occurred.

11.      EVENTS OF DEFAULT; EVENT OF TERMINATION

         (a) The following events shall constitute events of default (each an "Event of Default") hereunder with respect to Lender or Borrower, as applicable:

                  (i) Borrower fails to redeem or Lender fails to release Financed Mortgage Loans upon the applicable Payoff Date pursuant to the terms hereof;

                  (ii) Borrower or Lender fails, after one (1) Business Day's notice, to comply with Paragraph 4 hereof;

                  (iii) An Act of Insolvency occurs with respect to Borrower or Lender or any controlling entity thereof;

                  (iv) Any representation or warranty made by Borrower or Lender shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; provided, however, that in the case of representations and warranties made with respect to the Financed Mortgage Loans, such circumstance shall not constitute an Event of Default if, after determining the Market Value of the Financed Mortgage Loans without taking into account the Financed Mortgage Loans with respect to which such circumstance has occurred, no other Event of Default shall have occurred and be continuing;

                  (v) Any covenant shall have been breached in any material respect; provided, however, that in the case of

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         covenants made with respect to the Financed Mortgage Loans, such circumstance shall not constitute an Event of Default if, after determining the Market Value of the Financed Mortgage Loans without taking into account the Financed Mortgage Loans with respect to which such circumstance has occurred, no other Event of Default shall have occurred and be continuing;

                  (vi) Lender shall have reasonably determined that Borrower is or will be unable to meet its material commitments under this Agreement, shall have notified Borrower of such determination and Borrower shall not have responded with appropriate information to the contrary to the satisfaction of Lender within twenty-four (24) hours;

                  (vii) This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Financed Mortgage Loans purported to be covered hereby;

                  (viii) A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $1,000,000 is rendered against Borrower, and the same remains undischarged for a period of sixty (60) days during which execution of such judgment is not effectively stayed;

                  (ix) Any event of default or any event which with notice, the passage of time or both shall constitute an event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which Borrower is bound or affected;

                  (x) In the reasonable judgment of Lender a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Borrower;

                  (xi) Borrower shall be in default with respect to any normal and customary covenants under any debt contract or agreement, any servicing agreement or any lease to which it is a party, which default could materially adversely affect the financial condition of Borrower (which covenants include, but are not limited to, an Act of Insolvency of Borrower or the failure of Borrower to make required payments under such contract or agreement as they become due);

                  (xii) Borrower shall fail to promptly notify Lender of (i) the acceleration of any debt obligation or the termination of any credit facility with respect to which Borrower is the debtor and involving an amount in excess of $1,000,000 (each a "Debt Obligation"); (ii) the amount and maturity of any such Debt Obligation assumed after the date hereof; (iii) the filing of any class action law suit naming Borrower as a defendant or respondent; (iv) the filing of any law suit with an amount in controversy in excess of $1,000,000 naming Borrower as a defendant or respondent; (v) the occurrence adverse developments with respect to existing litigation involving Borrower; and (vi) any other developments which might materially and adversely affect the financial condition of Borrower; or

           (xiii) Borrower shall have failed to comply in any material respect with its obligations under the Custody Agreement.

         (b) If an Event of Default shall have occurred and be continuing, then, at the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Payoff Date for each Transaction hereunder shall be deemed immediately to occur.

         (c) In all Transactions in which the defaulting party is Borrower, if Lender is deemed to have exercised the option referred to in subparagraph (b) of this Paragraph, (i) Borrower's obligations hereunder to redeem all Financed Mortgage Loans in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Payoff Amount with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Financing Rate for such Transaction and the Prime Rate to (y) the Payoff Amount for such Transaction as of the Payoff Date as determined pursuant to subparagraph (b) of this Paragraph (decreased as of any day by (A) any amounts retained by Lender with respect to such Payoff Amount pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Financed Mortgage Loans pursuant to subparagraph
(e)(i) of this Paragraph, and (C) any amounts credited to the account of Borrower pursuant to subparagraph (f) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Payoff Amount as so increased, (iii) all Income paid after such exercise or deemed exercise shall be payable to and retained by Lender applied to the aggregate unpaid Payoff Amounts owed by Borrower, and (iv) Borrower shall immediately deliver or cause the Custodian to deliver to Lender any documents relating to

Financed Mortgage Loans subject to such Transactions then in Borrower's possession.

         (d) In all Transactions in which the defaulting party is Lender, upon tender by Borrower of payment of the aggregate Payoff Amounts for all such Transactions, Lender's right, title and interest in all Financed Mortgage Loans subject to such Transactions shall be released to Borrower, and Lender shall deliver or cause the Custodian to deliver all documents relating to such Financed Mortgage Loans to Borrower.

         (e) After one (1) Business Day's notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (b) of this Paragraph or the notice referred to in clause (ii) of the first sentence of subparagraph (a) of this Paragraph), the nondefaulting party may:

                  (i) as to Transactions in which the defaulting party is Borrower, (A) immediately sell on a servicing released or servicing retained basis as Lender deems desirable, in a recognized market at such price or prices as Lender may in its sole discretion deem satisfactory, any or all Financed Mortgage Loans subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Payoff Amounts and any other amounts owing by Borrower hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Financed Mortgage Loans, to give Borrower credit for such Financed Mortgage Loans in an amount equal to the Market Value therefor (determined without giving effect to the proviso in the definition thereof) on such date against the aggregate unpaid Payoff Amounts and any other amounts owing by Borrower hereunder; and

                  (ii) as to Transactions in which the defaulting party is Lender, (A) purchase mortgage loans of substantially the same type ("Replacement Mortgage Loans") having substantially the same outstanding principal amount, maturity and interest rate as any Financed Mortgage Loans that are not released by Lender to Borrower as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Mortgage Loans, to be deemed to have purchased Replacement Mortgage Loans at the price therefor on such date, calculated as the average of the prices obtained from three (3) nationally recognized registered broker/dealers that buy and sell mortgage loans of substantially the same type in the secondary market.

         (f) As to Transactions in which the defaulting party is Lender, Lender shall be liable to Borrower (i) with respect to

Financed Mortgage Loans (other than Additional Financed Mortgage Loans), for any excess of the price paid (or deemed paid) by Borrower for Replacement Mortgage Loans therefor over the Payoff Amount for such Financed Mortgage Loans and (ii) with respect to Additional Financed Mortgage Loans, for the price paid (or deemed paid) by Borrower for the Replacement Mortgage Loans therefor. In addition, Lender shall be liable to Borrower for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Mortgage Loans from the date of such purchase (or deemed purchase) until paid in full by Lender. Such interest shall be at a rate equal to the greater of the Financing Rate for such Transaction or the Prime Rate.

         (g) For purposes of this Paragraph 11, the Payoff Amount for each Transaction hereunder in respect of which the defaulting party is Lender shall not increase above the amount of such Payoff Amount for such Transaction determined as of the date of the exercise or deemed exercise by Borrower of its option under subparagraph (b) of this Paragraph.

         (h) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Financing Rate for the relevant Transaction or the Prime Rate. Expenses incurred in connection with an Event of Default shall include without limitation those costs and expenses incurred by the nondefaulting party as a result of the early termination of any repurchase agreement, reverse repurchase agreement or other financing agreement entered into by the nondefaulting party in connection with the Transaction then in default.

         (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

         (j) At the option of Lender, exercised by thirty (30) Business Days' prior written notice to Borrower, the Payoff Date for any or all Transactions shall be deemed to immediately occur in the event that the senior debt obligations or short-term debt obligations of Bear Stearns & Co. Inc. shall be rated below the four highest generic grades (without regard to any pluses or minuses reflecting gradations within such generic grades) by any nationally recognized statistical rating organization.

         (k) The exercise by any party of remedies after the occurrence of an Event of Default shall be conducted in a commercially reasonable manner.

12.      SERVICING OF THE FINANCED MORTGAGE LOANS

         (a) The parties hereto agree and acknowledge that Borrower shall continue to service the Financed Mortgage Loans for the benefit of Lender and, if Lender shall exercise its rights to pledge the Financed Mortgage Loans pursuant to this Agreement prior to the related Payoff Date, Lender's assigns; provided, however, that the obligation of Borrower to service Financed Mortgage Loans for the benefit of Lender as aforesaid shall cease upon the payment by or on behalf of Borrower to Lender of the Payoff Amount therefor.

         (b) Borrower shall service and administer the Financed Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing which Borrower may deem necessary or desirable and consistent with the terms of this Agreement, and shall retain all principal prepayments and Income received by Borrower with respect to such Financed Mortgage Loans pursuant to the terms hereof. Borrower shall act as the administrator of the FHA Insurance relating to the Title I Mortgage Loans and any insurance claims made under the Title I Program. Borrower, in administering and servicing the Financed Mortgage Loans, shall employ procedures (including collection procedures) and exercise the same care it customarily employs and exercises in servicing and administering the same type of mortgage loans for its own account, in accordance with accepted residential mortgage loan servicing practices of prudent lending institutions and giving due consideration to Lender's reliance on Borrower. Borrower will provide Lender with monthly reports, in a form substantially similar to FNMA's standard form of remittance report and reasonably acceptable to Lender, with respect to all Financed Mortgage Loans then involved in any Transaction hereunder.

         (c) Lender may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee or any other amount to Borrower, (i) sell the Mortgage Loans on a servicing released basis or (ii) terminate Borrower as the servicer of the Financed Mortgage Loans with or without cause.

13.      DELIVERY OF NOTES AND SCHEDULES

         (a) Advances by Lender hereunder shall be evidenced by up to but not exceeding twelve (12) Notes of Borrower, each in the form attached hereto as Exhibit D and each representing the amounts borrowed thereunder (which amounts shall not in the aggregate exceed $25,000,000) as noted on the schedule attached thereto. The original of each Note shall be delivered to Lender or its designee prior to Lender's disbursement of any Advance Amount relating thereto.

         (b) Each Note shall relate to one or more Trust Receipts, each of which Trust Receipts shall have appended thereto the related Loan Schedule, which schedule shall be modified or replaced to reflect prepayments, substitutions and releases of collateral.

14.      MAXIMUM ADVANCE AMOUNT; DISBURSEMENT OF FUNDS; REPAYMENT
         OF ADVANCES AND INTEREST

         (a) The aggregate Advance Amount outstanding hereunder at any time shall not exceed $300,000,000.

         (b) The Advance Amount with respect to any Mortgage Loan shall not exceed the par amount of such Mortgage Loan.

         (c) Not more than an aggregate amount equal to $75,000,000 of the amounts ever advanced by Lender to Borrower hereunder shall be secured by Mortgage Loans that were (1) previously subject to the Greenwich Facility or (2) originated prior to July 31, 1997.

         (d) The maximum amount to be advanced hereunder with respect to any Mortgage Loan shall not exceed the par amount of such Mortgage Loan.

         (e) Borrower may request disbursement of amounts borrowed hereunder upon not less than one (1) Business Days' written notice to Lender.

         (f) A completed Trust Receipt with Loan Schedule attached must be delivered by the Custodian to the Lender (by facsimile transmission with the original to follow by overnight courier for next day delivery) prior to the disbursement by Lender to Borrower of any amounts hereunder. Lender will disburse amounts to Borrower in accordance with this Agreement (i) on the date of such facsimile transmission if such facsimile transmission is received by Lender prior to 1:00 p.m. New York City time and (ii) otherwise on the following Business Day.

         (g) Advance Amounts hereunder shall be in minimum amounts of $1,000,000.

         (h) Interest on each Advance Amount shall be payable on the date described in the related Request/Confirmation.

         (i) The principal portion of each Advance Amount shall be due and payable not later than the Maturity Date.

15.      NOTICES AND OTHER COMMUNICATIONS

         Except as otherwise expressly provided herein, all such notices or communications shall be in writing (including, without limitation, telegraphic, facsimile or telex communication) or confirmed in writing and such notices and other communications shall, when mailed, telegraphed, communicated by facsimile transmission or telexed, be effective when received at the address for notices for the party to whom such notice or communications is to be given as follows:

         if to Borrower:

                  Cityscape Corp.
                  565 Taxter Road
                  Elmsford, New York  10523
                  Attention:  Chief Financial Officer
                  Telephone:  (914) 592-6677
                  Telecopy:   (914) 592-7101

                  with a copy at the same address to:

                  Attention:  General Counsel
                  Telephone:  (914) 592-6677
                  Telecopy:   (914) 592-7101

         if to Lender:

                  Bear Stearns Mortgage Capital Corporation
                  245 Park Avenue
                  New York, New York  10167
                  Attention:  John Garzone
                  Telephone:  (212) 272-3853
                  Telecopy:   (212) 272-7803

Notwithstanding the foregoing, however, any notice sent by facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission, and provided further, however, that all financial statements delivered shall be hand-delivered or sent by first-class mail. Either party may revise any information relating to it by notice in writing to the other party, which notice shall be effective on the fifth business day following receipt thereof.

16.      SINGLE AGREEMENT

         Lender and Borrower acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Lender and Borrower agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and
(iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

17.      PAYMENT OF EXPENSES

         Borrower shall pay on demand all reasonable fees and expenses (including, without limitation, the reasonable fees and expenses for legal services) incurred by Lender or the Custodian in connection with this Agreement and the Custody Agreement and the transactions contemplated hereby and thereby, whether or not any Transactions are entered into hereunder, including, by way of illustration and not by way of limitation, the fees and expenses incurred in connection with (i) the preparation, reproduction and distribution of this Agreement and the Custody Agreement and any opinions of counsel, certificates of officers or other documents contemplated by the aforementioned agreements and
(ii) any Transaction under this Agreement; provided, however, that Borrower shall not be required to pay the fees and expenses of Lender incurred as a result of Lender's default under this Agreement. The obligation of Borrower to pay such fees and expenses incurred prior to or in connection with the termination of this Agreement shall survive the termination of this Agreement.

18.      OPINIONS OF COUNSEL

         Borrower shall, on the Advance Date of the first Transaction hereunder and, upon the request of Lender, on the Advance Date of any subsequent Transaction, cause to be delivered to Lender a favorable opinion of counsel with respect to the matters set forth in Exhibit C hereto (which opinion may be subject to customary assumptions and exclusions), in form and substance acceptable to Lender and its counsel.

19.      FURTHER ASSURANCES; ADDITIONAL INFORMATION

         (a) Borrower shall promptly provide such further assurances or agreements as Lender may reasonably request in order to effect the purposes of this Agreement.

         (b) At any reasonable time, Borrower shall permit Lender, its agents or attorneys, to inspect and copy any and all documents and data in its possession pertaining to each Financed Mortgage Loan that is the subject of such Transaction. Such inspection shall occur upon the request of Lender at a mutually agreeable location during regular business hours and on a date not more than two (2) Business Days after the date of such request.

         (c) Borrower agrees to provide Lender or its agents, from time to time, with such information concerning Borrower of a financial or operational nature as Lender may reasonably request.

         (d) Borrower shall provide Lender or its agents, with copies of all filings made by or on behalf of Borrower or any entity that controls Borrower, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly upon making such filings.

20.      LENDER AS ATTORNEY-IN-FACT

         Lender is hereby appointed the attorney-in-fact of Borrower for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Lender shall have the right and power during the occurrence and continuation of any Event of Default to receive, endorse and collect all checks made payable to the order of Borrower representing any payment on account of the principal of or interest on any of the Financed Mortgage Loans and to give full discharge for the same.

21.      WIRE INSTRUCTIONS

         (a) Any amounts to be transferred by Lender to Borrower hereunder shall be sent by wire transfer in immediately available funds to the account of Borrower identified in the Request/Confirmation for the related Transaction.

         (b) Any amounts to be transferred by Borrower to Lender hereunder shall be sent by wire transfer in immediately available funds to the account of Lender at:

                  FNB Chicago/Bear Stearns MBS
                  ABA #:  071-000-013
                  Attn.:  John Garzone
                  Acct.:  5801230

         (c) Amounts received after 3:00 p.m., New York City time, on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day.

22.  ENTIRE AGREEMENT; SEVERABILITY

         This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for loan transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

23.  NON-ASSIGNABILITY; TERMINATION

         (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         (b) This Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the Maturity Date.

24.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

25.  GOVERNING LAW

         (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

         (c) THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS PROVIDED PURSUANT TO SECTION 15 HEREOF.

         (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

         (e) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (B) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

26.  NO WAIVERS, ETC.

         No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

27.  USE OF EMPLOYEE PLAN ASSETS

         (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

         (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Borrower furnishes or has furnished to Lender its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

         (c) By entering into a Transaction pursuant to this Paragraph, Borrower shall be deemed (i) to represent to Lender that since the date of Borrower's latest such financial statements, there has been no material adverse change in Borrower's financial condition which Borrower has not disclosed to Lender, and
(ii) to agree to provide Lender with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Borrower in any outstanding Transaction involving a Plan Party.

28.  DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

         The parties acknowledge that they have been advised that:

                  (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SAPPY") do not protect the other party with respect to any Transaction hereunder;

                  (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SAPPY will not provide protection to the other party with respect to any Transaction hereunder; and

                  (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.


BEAR STEARNS MORTGAGE CAPITAL               CITYSCAPE CORP.
         CORPORATION


By /s/Paul Friedman                 By  /s/Cheryl P. Carl
Title   Vice President              Title   Senior Vice President
Date    9/5/97                      Date      9/5/97

                                                                       EXHIBIT A
                              REQUEST/CONFIRMATION

TO:      Cityscape Corp.
         565 Taxter Road
         Elmsford, New York  10523
         Attention:  Chief Financial Officer

FROM:    Bear Stearns Mortgage Capital Corporation

RE: Request/Confirmation under Master Financing Agreement, dated as of September 4, 1997, between Bear Stearns Mortgage Capital Corporation and Cityscape Corp.


Bear Stearns Mortgage Capital Corporation ("Lender") is pleased to confirm your pledge of the Mortgage Loans described below and listed on the attached Loan Schedule pursuant to the above-referenced Master Financing Agreement under the following terms and conditions:

                                                            Additional

ORIG. PRINCIPAL AMOUNT OF MORTGAGE LOANS:                   ________

CURRENT PRINCIPAL AMOUNT OF MORTGAGE LOANS:                 ________

ADVANCE DATE:                                               ________

PAYOFF DATE:                                                ________

ADVANCE AMOUNT:                                             ________

FINANCING RATE:                                             ________

MINIMUM REQUIRED MARGIN PERCENTAGE:                         ________

INTEREST DUE DATE:                                          ________

Wire transfer instructions of Borrower:
                  Bank Name: __________
                  ABA No.: ____________
                  Account No.: ________
                  Attention: __________
                  Reference: __________

The Master Financing Agreement is incorporated by reference into this Request/Confirmation and made a part hereof as if it were fully set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Master Financing Agreement.

                                            BEAR STEARNS MORTGAGE CAPITAL
                                            CORPORATION


                                            BY: _______________________________
                                            NAME: _____________________________
                                            TITLE: ____________________________

                                                                       EXHIBIT B

                         REPRESENTATIONS AND WARRANTIES
                     RELATING TO THE FINANCED MORTGAGE LOANS


         (a) Mortgage Loan Information. The information with respect to each Mortgage Loan set forth in the Loan Schedule is true and correct in all material respects as of the date specified on such Loan Schedule.

         (b) Delivery of Mortgage Loan Documents. All of the original or certified documentation required to be delivered to the Custodian on or prior to the related Advance Date or as otherwise provided in this Agreement has or will be so delivered.

         (c) Payments Current. No scheduled payments on the Mortgage Loans are delinquent eighty-nine (89) days or more based on the terms under which the related Mortgage Loans have been made. Borrower has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than Lender, directly or indirectly, for the payment of any amount required by any Mortgage Loan.

         (d) No Waiver or Modification. The terms of each Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments reflected in the Custodian's Mortgage Loan File and no provision of any Mortgage or Mortgage Note has been "whited out" or erased unless such modification has been initialed by each of the parties to the related Mortgage Loan. No instrument of waiver, alteration, modification or assumption has been executed except for the instruments that are part of the Mortgage File and the terms of which are reflected in the Mortgage File.

         (e) No Defenses. No Mortgage Note or Mortgage is subject to any set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render such Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to the best of Borrower's knowledge, no such right of rescission, set-off, counterclaim or defense with respect to such Mortgage Note or Mortgage has been asserted in any proceeding or was asserted in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated.

         (f) Compliance with Laws. Any and all requirements of any material federal, state or local law applicable to each Mortgage Loan have been complied with including, without limitation, all material consumer, usury, truth-in-lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to each Mortgage Loan, and with respect to the Title I Mortgage Loans, the FHA Regulations; each Mortgage Loan was originated in material compliance with all applicable laws and no fraud or misrepresentation was committed by any Person in connection therewith; any Mortgage Loan originated in the State of Texas, was originated pursuant to Chapter 6 of the Texas Consumer Credit Code.

         (g) No Satisfaction or Release of Lien. No Mortgage has been satisfied, canceled, subordinated or rescinded, in whole or in part. No Mortgaged Property has been released from the lien of the related Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission, other than the subordination of the lien of a Mortgage securing a Mortgage Loan (in the case of a Title I Mortgage Loan, as permitted by FHA Regulations), with respect to which a related superior lien was released in connection with the refinancing of the mortgage loan relating to such superior lien.

         (h) Valid Lien. Each Mortgage Note is secured by a Mortgage and each Mortgage is or creates a valid, subsisting and enforceable lien on the related Mortgaged Property, including, in the case of a Mortgage securing a property improvement loan, the land and all buildings on the Mortgaged Property.

         (i) Validity of Mortgage Loan Documents. Each Mortgage Note and each Mortgage is genuine and each is the legal, valid and binding obligation of the related Mortgagor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights in general and by general principles of equity. All parties to each Mortgage Note and each Mortgage had legal capacity at the time to enter into the related Mortgage Loan and to execute and deliver such Mortgage Note and Mortgage, and such Mortgage Note and Mortgage have been duly and properly executed by such parties.

         (j) Full Disbursement of Proceeds. The proceeds of each Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, all costs, fees and expenses incurred in making or closing each Mortgage Loan and the recording of the Mortgage were disbursed, the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or any related Mortgage and any and all requirements set forth in the related Mortgage Loan documents have been complied with.

         (k) Ownership. Immediately prior to the pledge thereof to Lender, Borrower had good and marketable title to each Mortgage Loan, Mortgage Note and Mortgage, was the sole owner thereof and had full right to pledge each Mortgage Loan, Mortgage Note and Mortgage to Lender and upon the pledge thereof by Borrower to Lender, Lender became the sole owner of each Mortgage Loan, Mortgage Note and Mortgage free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

         (l) Ownership of Mortgaged Property. The related servicer has in its possession a title document with respect to each Mortgage Loan reflecting that title to the related Mortgaged Property is held at least 50% by the Mortgagor under such Mortgage Loan.

         (m) No Defaults. Except with respect to any delinquent scheduled payment which is not more than eighty-nine (89) days delinquent as of the applicable Advance Date, there is no material default, breach, violation or event of acceleration existing under any Mortgage or any Mortgage Note and, to the best of Borrower's knowledge, there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration and neither Borrower nor its predecessors have waived any such default, breach, violation or event of acceleration, except as set forth in an instrument of waiver, alteration, modification or assumption that is included in the Mortgage File.

         (n) No Condemnation or Damage. To the best of Borrower's knowledge, the physical condition of each Mortgaged Property has not deteriorated since the date of origination of the related Mortgage Loan (normal wear and tear excepted) and there is no proceeding pending for the total or partial condemnation of any Mortgaged Property.

         (o) Mortgage Remedies Adequate. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise, by judicial foreclosure.

         (p) FHA Insurance Coverage. Each Title I Mortgage Loan is an "FHA Title I property improvement loan" (as such term is defined in 24 C.F.R. Part 201.2) underwritten by the originator thereof in accordance with such originator's then current underwriting guidelines and all FHA requirements for the Title I Program as set forth in the FHA Regulations, and has been or will be reported to and acknowledged by the FHA for FHA Insurance under Borrower's Title I contract of insurance. Borrower has no knowledge of any event which would invalidate or cancel the FHA Insurance for such Title I Mortgage Loan.

         (q) Underwriting of Conventional Mortgage Loans. Each Conventional Mortgage Loan has been underwritten by the originator thereof in accordance with such originator's then current underwriting guidelines.

         (r) Terms of Mortgage Loans. Each Mortgage Loan is a fixed rate or adjustable rate loan; each Mortgage Note has an original term to maturity of not less than 12 months nor more than 30 years from the date of origination; each Mortgage Note is payable in monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment (which need not be constant over its term) which is sufficient to amortize the original principal balance over the original term and to pay interest at the related interest rate borne by the Mortgage Note; and no Mortgage Note provides for any extension of the original term.

         (s) Security. No Mortgage Note is, or has been, secured by any collateral except the lien of the related Mortgage and certain personalty relating thereto.

         (t) Deed of Trust. If a Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves as such and is named in the Mortgage, or a valid substitution of trustee has been recorded or may be recorded and no extraordinary fees or expenses are, or will become, payable by Borrower to the trustee under the deed of trust, except in connection with default proceedings and a trustee's sale after default by the related Mortgagor.

         (u) Value and Title I Insurability. Except with respect to conditions and circumstances expressly permitted pursuant to the applicable underwriting guidelines, Borrower has no knowledge of any conditions or circumstances (that are not reflected in the Mortgage File or in the files of the related servicer) that could reasonably be expected to materially and adversely affect the value of the related Mortgaged Property with respect to any Conventional Mortgage Loan. Further, Borrower has no knowledge of any conditions or circumstances that could reasonably be expected to affect the FHA insurability with respect to any Title I Mortgage Loan under the Title I Program.

         (v) Origination Practices. The origination practices used by each originator of the Mortgage Loans and the servicing and collection practices used by Borrower with respect to each Mortgage Loan, and with respect to each Title I Mortgage Loan the refinancing practices, if applicable, have been in all material respects legal, proper, prudent and customary with respect to the loan origination and servicing business as applicable to the respective loan type, including property improvement, home equity and/or debt consolidation loans and, in the case of Title I Mortgage Loans, in compliance with all FHA Regulations.

         (w) Servicing Practices. Each Mortgage Loan has been serviced in accordance with all applicable laws and, to the best of Borrower's knowledge, no fraud or misrepresentation was committed by any Person in connection therewith.

         (x) No Bulk Transfer. The assignment, pledge and grant of the Mortgage Notes and the Mortgages by Borrower to Lender were not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

         (aa) Relief Act Matters. No Mortgagor has notified Borrower, and Borrower has no knowledge of any relief requested or allowed to an Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940.

         (bb) Selection Criteria. The Mortgage Loans were not selected by Borrower for pledge to Lender on any basis intended to adversely affect Lender.

         (cc) Appraised Mortgage Loan-to-Value. At origination, each Title I Mortgage Loan in excess of $15,000 secured by a Mortgaged Property that was not owner-occupied, had an appraised loan-to-value ratio not in excess of 100%;

         provided that the FHA Regulations in effect at the time of such origination required an appraisal of the Mortgaged Property.

         (dd) Type of Mortgaged Properties. At the time of origination, each Title I Mortgage Loan with a principal balance of $7,500 or greater was secured by a lien on an owner-occupied one- to-four family dwelling.

         (ee) Senior Lien Delinquencies. No lien senior to the lien created by a Mortgage immediately after the time of origination of the related Mortgage Loan was more than 30 days past due.

                                                                       EXHIBIT C
                         OPINION OF COUNSEL TO BORROWER


         1. Borrower is duly organized and validly existing as a corporation in good standing under the laws of the State of __________ and has power and authority to enter into and perform its obligations under this Agreement and the Custody Agreement. Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Borrower and its subsidiaries, considered as a whole.

         2. This Agreement, the Custody Agreement and each Note have each been duly authorized, executed and delivered by Borrower, and each constitutes a valid and legally binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

         3. No consent, approval, authorization or order of any state or federal court or government agency or body is required to be obtained by Borrower for the consummation of the transactions contemplated by this Agreement, the Custody Agreement or any Note, other than (i) such consents, approvals, authorizations and orders that have been obtained on or prior to the date hereof and remain in full force and effect, and (ii) such consents, approvals, authorizations and orders, the failure to obtain which would not adversely affect the validity or enforceability of any of the Agreement or the Custody Agreement or the rights or remedies of the Lender thereunder, or the ability of any of the Borrower to perform its obligations thereunder.

         4. The consummation of any of the transactions contemplated by this Agreement, the Custody Agreement and each Note will not materially conflict with, result in a material breach of, or constitute a material default under the articles of incorporation or bylaws of Borrower or the terms of the instrument under which $300,000,000 of Borrower's 12 3/4% Senior Mortgage Notes due 2004 were issued or any indenture or other agreement or instrument known to us to which Borrower is party or bound, or any order known to such counsel to be applicable to Borrower or any regulations applicable to Borrower, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Borrower.

         5. There is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Borrower or relating to the transaction contemplated by this Agreement, the Custody Agreement or any Note which, if adversely determined, would have a material adverse effect on Lender.

         6. Borrower is duly registered as a finance company in each state in which Mortgage Loans were originated, to the extent such registration is required by applicable law.

         7. Each Mortgage Loan will have been endorsed in a manner which satisfies any requirement of endorsement in order to transfer all right, title and interest in and to that Mortgage Loan from Borrower to Lender. Each assignment of Mortgage related to each such Mortgage Loan is in recordable form and is sufficient under applicable law to validly and effectively transfer all right, title and interest of Borrower to Lender. This Agreement together with
(a) the delivery of such related Mortgage Loans to Custodian, (b) the endorsement of such Mortgage Loans to Lender and (c) the delivery of the assignments of Mortgages related to the Mortgage Loans to the Custodian in recordable form assigning such Mortgages to Lender, creates a valid, perfected security interest in such Mortgage Loans in favor of Lender. Such security interest will have the same priority and will be subject to the same security interests and liens as apply to such Mortgage Loans in the hands of Borrower.

                                                                       EXHIBIT D

THIS NOTE IS
NOT A NEGOTIABLE INSTRUMENT.


NO TRANSFER OR SALE OF THIS NOTE SHALL BE MADE UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS MADE IN ACCORDANCE WITH SAID ACT AND LAWS.


                                      NOTE

Note No. _____________
$25,000,000                New York, New York,                _____ __, 199_


         FOR VALUE RECEIVED, CITYSCAPE CORP. (the "Borrower") promises to pay to BEAR STEARNS MORTGAGE CAPITAL CORPORATION, and its successors and assigns (the "Payee"), the principal sum of Twenty-Five Million Dollars ($25,000,000) (or so much thereof as shall have been advanced here against and shall be outstanding), in lawful money of the United States of America, in immediately available funds, with interest on each principal sum advanced here against or the unpaid balance thereof with such frequency and to such location as is specified in the related Request/Confirmation (or on such other day and with such other frequency and to such other location as may be mutually agreed upon by the Borrower and the Payee) at said office and in said money and funds from the date of the related advance until the repayment thereof at the rate per annum (based on a year of 360 days and actual days elapsed) set forth in such Request/Confirmation, but in no event higher than the maximum rate permitted by law. Capitalized terms used and not otherwise defined herein shall have the meanings assigned in the Master Financing Agreement, dated as of September 4, 1997 (the "Master Financing Agreement"), between Cityscape Corp. and Bear Stearns Mortgage Capital Corporation except where the context clearly indicates otherwise.

         The Payee is hereby authorized by the Borrower to endorse on the schedule attached hereto amounts advanced here against and any principal prepayments hereunder (as permitted by the Master

Financing Agreement), it being understood, however, that failure to make any such endorsement shall not affect the obligations of the Borrower hereunder in respect of the amounts advanced hereagainst.

         This Note is the Note referred to in the Master Financing Agreement granting to the Payee a first priority perfected security interest in the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto. The holder is entitled to the benefits of the Master Financing Agreement and may enforce the agreements of the Borrower contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

         This Note shall, unless the holder shall otherwise elect, be forthwith be due and payable without notice or demand of any kind (except as expressly provided in the Master Financing Agreement), all of which are expressly waived, upon the occurrence of an Event of Default.

         The Borrower waives diligence, presentment of any instrument, protest and notice of non-payment or protest and any and all other notices and demands whatsoever in connection with the delivery, acceptance, performance, default or enforcement of this Note. This Note is not negotiable and may not be assigned or transferred by the Payee. The Borrower will pay on demand all costs of collection (including reasonable attorneys' fees) paid or incurred by the holder in enforcing this Note on default.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

         THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS PROVIDED PURSUANT TO SECTION 15 OF THE MASTER FINANCING AGREEMENT.

         NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE

PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION

         THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.


                                     CITYSCAPE CORP.


                                     By: ___________________________________
                                         Name: _____________________________
                                         Title: ____________________________

                                    SCHEDULE

         This Note evidences advances made by the Payee to the Borrower and the repayment of principal by the Borrower to the Payee, in the principal amounts and on the dates set forth below as well as the total amount advanced here against as of each such date:




   DATE               PRINCIPAL AMOUNT                PRINCIPAL AMOUNT                   TOTAL                    RELATING TO
                          ADVANCED                         REPAID                     OUTSTANDING             TRUST RECEIPTS NO.
-----------       --------------------------      --------------------------       -------------------      ------------------------


-----------       --------------------------      --------------------------       -------------------      ------------------------

-----------       --------------------------      --------------------------       -------------------      ------------------------

-----------       --------------------------      --------------------------       -------------------      ------------------------

-----------       --------------------------      --------------------------       -------------------      ------------------------

-----------       --------------------------      --------------------------       -------------------      ------------------------

-----------       --------------------------      --------------------------       -------------------      ------------------------

-----------       --------------------------      --------------------------       -------------------      ------------------------